UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2006

WALTER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

4211 W. Boy Scout Boulevard, Tampa, Florida

33607

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 871-4811

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01               Material Definitive Agreement

1.             Walter Industries Credit Agreement

On January 24, 2006, Walter Industries, Inc. (the “Company”) entered into an Amendment No. 1 (the “First Amendment”) of its credit agreement dated October 3, 2005 by and among the Company, Bank of America, N.A. as administrative agent, Morgan Stanley Senior Funding, Inc., as syndication agent, SunTrust Bank, BNP Paribas and Calyon New York Branch, as co-documentation agents and the other lenders named therein (the “Walter Credit Agreement”). The First Amendment provides that the Company shall not be required to make a prepayment of the Outstanding Amount of the Term Loan in an amount in excess of $100,000,000 from the Net Cash Proceeds received from Mueller Holding Company, Inc. from an initial public equity offering of shares of Mueller Holding Company, Inc. The First Amendment also provides for other changes and waivers to the Walter Credit Agreement as more specifically set forth in the amendment attached here to as Exhibit 10.11.1.

2.             Mueller Group Credit Agreement

On January 24, 2006, Mueller Group, LLC, a wholly-owned subsidiary of the Company (“Mueller Group”) entered into an Amendment No. 1 (the “First Amendment”) of its credit agreement dated October 3, 2005 by and among Mueller Group, Bank of America, N.A. as administrative agent, Morgan Stanley Senior Funding, Inc., as syndication agent, Calyon New York Branch, Fifth Third Bank and JP Morgan Chase Bank, N.A., as co-documentation agents and the other lenders named therein (the “Mueller Credit Agreement”). The First Amendment removes the requirement that Mueller Group and its subsidiaries change their fiscal year end to December 31 and provides the ability for Mueller Group to pay up to $8.5 million in cash dividends to Mueller Holding Company, Inc. for further distribution to its shareholders. The First Amendment also provides for certain waivers to the Mueller Credit Agreement as more specifically set forth in the amendment attached hereto as Exhibit 10.2.

3.             Executive Employment Agreement

On January 23, 2006, Mueller Holding Company, Inc. (“Mueller Holding”), a wholly-owned subsidiary of the Company, entered into an Executive Employment Agreement with Dale B. Smith, whereby Dale Smith is to serve as Chief Operating Officer of Mueller Water Products, LLC (“Mueller Water”) and Chief Executive Officer of Mueller Group.

The executive employment agreement between Mr. Smith and Mueller Holding is attached as Exhibit 10.27. The executive employment agreement provides, for the period ending December 31, 2007, an annual base salary of at least $400,000 and an annual incentive target bonus opportunity of approximately $3,000,000 based on the achievement of operating income, return on net assets and synergies targets as may be determined based on the annual business plan. From December 31, 2007, to his 65th birthday, Mr. Smith’s annual base salary will be at least $1,500,000 and his participation in a bonus plan shall be at the discretion of, and on terms and conditions to be established by, the Compensation Committee of Mueller Holding and he shall not be required to work more than 12 weeks per year. The agreement also provides for other benefits customarily accorded to executives of Mueller Holding. If Mr. Smith is terminated without cause or suffers a constructive termination as more specifically set forth in the agreement, then through the date of his 65th birthday, Mr. Smith will be entitled to payment of his base salary, any bonus and any equity interest as may be set forth under any applicable plan or award.

The executive employment agreement provides for equity grants with a value at grant date of $1,000,000 (calculated using a modified Black-Scholes model) on or about January 23, 2006 and December 31, 2006. The grants shall each vest in full on December 31, 2007 and Mr. Smith shall have until December 31, 2010 to exercise any stock options included in the equity grants. The first of such equity grants shall consist of 15,750 restricted stock units and 15,750 non-qualified stock options with a strike price equal to the average of the high and low trading prices for the Company’s common stock on the New York Stock Exchange on the grant date. The first equity grant will be denominated in the common stock of the Company, and it is anticipated that the second grant will be denominated in the common stock of Mueller Holding.  The first equity grant will be converted into an equivalent equity grant in the stock of Mueller Holding no later than 90 days following the distribution of the common stock of Mueller Holding to the shareholders of the Company.  Upon conversion, the Mueller Holding grant will preserve the value, terms and conditions of the Company’s equity grant to Mr. Smith.

Neither Mr. Smith nor any member of his immediate family has or has had any material interest in any transaction or proposed transaction with the Company except that in connection with the acquisition of Mueller Water by the Company on October 3, 2005, all of Mueller Water’s outstanding shares of common stock and warrants were converted into the right to receive cash equal to the merger consideration set forth in the agreement and plan of merger dated as of June 17, 2005 among Mueller Water, Walter Industries, Inc. and others. Under the merger agreement, $25 million of the total purchase price was placed into an escrow fund pending resolution of the purchase price adjustment pursuant to the merger agreement.  As a result, total merger consideration is payable in two installments: the initial installment, calculated based on the acquisition price, net of the escrow amount, Mueller Water’s debt and other items as provided in the merger agreement, and equal to approximately $3.69 per share, and a subsequent installment, equal to the amount of the escrow fund remaining after the purchase price adjustment contemplated by the merger agreement, which would equal approximately $0.10 per share if the purchase price is not adjusted.  As of the date hereof, Mr. Smith has been paid $34,021,666 as initial merger consideration for 9,226,244 shares of Mueller Water stock he beneficially owned prior to October 3, 2005.A purchase price adjustment has not been agreed to and the escrow fund has not been released to fund any potential purchase price adjustment or the subsequent installment of merger consideration. Mr. Smith has no family relationship with any director or executive officer of the Company.  He will continue as an officer of Mueller Water and Mueller Group until the earlier of his termination of employment or the election of his successor by the Board of Directors of the Company.

Item 9.01                                             Financial Statements and Exhibits

The following exhibits are filed herewith:

(d)	Exhibits

10.11.1

First Amendment dated January 24, 2006 to the Credit Agreement dated October 3, 2005 by and among the Company, Bank of America, N.A. as administrative agent, Morgan Stanley Senior Funding, Inc., as syndication agent, SunTrust Bank, BNP Paribas and Calyon New York Branch, as co-documentation agents and the other lenders named therein

10.2

First Amendment dated January 24, 2006 to the Credit Agreement dated October 3, 2005 by and among Mueller Group, Bank of America, N.A. as administrative agent, Morgan Stanley Senior Funding, Inc., as syndication agent, Calyon New York Branch, Fifth Third Bank and JP Morgan Chase Bank, N.A., as co-documentation agents and the other lenders named therein.

10.27	Executive Employment Agreement dated as of January 23, 2006 between Mueller Holding Company, Inc. and Dale B. Smith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

	By:	/s/ Victor P. Patrick
	Title:	Victor P. Patrick
Sr. Vice President, General Counsel
and Secretary

Date: January 27, 2006